Exhibit 99.1

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ILX RESORTS INCORPORATED                           Computershare Trust Co., Inc.
                                                          2 North LaSalle Street
                                                                Chicago IL 60602
                                                          Telephone 312 588 4199
                                                          Facsimile 312 601 4335
                                                           www.computershare.com

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5                                   Holder Account Number
ADD 6
                                        C 1234567890   J N T

Use a BLACK pen. Print in         -------   -------   ---
CAPITAL letters inside the grey  | A B C | | 1 2 3 | | X |
areas as shown in this example.   -------   -------   ---

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DIVIDEND REINVESTMENT PLAN - AUTHORIZATION FORM
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PLEASE REFER TO THE PLAN PROSPECTUS OR BROCHURE BEFORE ENROLLING OR CHANGING
YOUR AUTHORIZATION.

CHECK ONE BOX ONLY. If you do not check any box, then FULL DIVIDEND REINVESTMENT will be assumed.

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|   | FULL DIVIDEND REINVESTMENT:
|   | Please mark this box if you wish to reinvest all dividends that become
|   | payable on shares now held and held in the future in this account.
 ---

 ---  PARTIAL DIVIDEND REINVESTMENT BY SHARES:                        ---------
|   | Please mark this box and select the number of whole shares on  |         |
|   | which you wish to have dividends reinvested. The dividends on  |         |
|   | all remaining shares and on any future holdings, will be paid  |         |
 ---  in cash.                                                        ---------

 ---
|   | ALL DIVIDENDS PAID IN CASH:
|   | Please mark this box if you wish to receive dividend payments in cash on
|   | all shares now held and on any future holdings.
 ---


By participating in the plan, I agree to be bound by the terms and conditions of the plan, which is summarized in the plan prospectus. I have read and fully understand the terms and conditions of the plan, which is summarized in the plan prospectus. I further agree that my participation in the plan will continue until I notify Computershare Trust Co., Inc. in writing that I desire to terminate my participation in the plan. Upon providing such notification, I acknowledge that my withdrawal from the plan will be subject to the terms and conditions of the plan, which is summarized in the plan prospectus.

TO BE VALID, THIS FORM MUST BE SIGNED BY ALL REGISTERED SHAREHOLDERS. If you do not sign and return this form, you will continue to receive dividend payments in cash.

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
Signature 1 - Please keep signature within the box  Signature 2 - Please keep signature within the box  Date (mm/dd/yyyy)
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Daytime Telephone Number
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|                                                |  PLEASE RETURN COMPLETED FORM TO:  Computershare
|                                                |                                    P.O. Box A3309
|                                                |                                    Chicago IL 60690-3309
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